Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2012 FOURTH QUARTER
AND FULL-YEAR RESULTS

CARMEL, IN, January 24, 2013—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the fourth quarter of 2012 decreased 11.4% to 13,398 compared to 15,125 in the same period in 2011.  Total student enrollment decreased 16.6% to 61,059 as of December 31, 2012 compared to 73,255 as of December 31, 2011.

The company provided the following information for the three and twelve months ended December 31, 2012 and 2011:

Financial and Operating Data for the Three Months Ended December 31st, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

				Increase/
	2012	2011		(Decrease)

Revenue	$300.8	$368.3		(18.3)%
Operating Income/(Loss)	$(16.0)	$126.6		N/M
Operating Margin	(5.3)%	34.4%		(3,970) basis points
Net Income/(Loss)	$(9.5)	$76.0		N/M
Earnings/(Loss) Per Share (diluted)	$(0.41)	$2.87		N/M
New Student Enrollment	13,398	15,125		(11.4)%
Continuing Students	47,661	58,130		(18.0)%
Total Student Enrollment as of December 31st	61,059	73,255		(16.6)%
Persistence Rate as of December 31st (A)	72.6%	73.4%		(80) basis points
Revenue Per Student	$4,582	$4,649		(1.4)%
Cash and Cash Equivalents, Restricted Cash and
Investments as of December 31st	$246.9	$379.6		(34.9)%
Bad Debt Expense as a Percentage of Revenue	6.9%	4.7%		220 basis points
Days Sales Outstanding as of December 31st	23.6 days	12.0 days		11.6 days
Deferred Revenue as of December 31st	$135.9	$226.5		(40.0)%
Debt as of December 31st	$140.0	$150.0		(6.7)%
Weighted Average Diluted Shares of Common Stock Outstanding	23,360,000	26,527,000
Shares of Common Stock Repurchased	0	570,000	(B)
Number of New Colleges in Operation	0	5
Capital Expenditures, Net	$2.4	$6.8		(65.1)%

Financial and Operating Data for the Twelve Months Ended December 31st
(Dollars in millions, except per share and per student data)
	2012		2011		Increase/ (Decrease)

Revenue	$1,287.2		$1,500.0		(14.2)%
Operating Income	$232.8		$507.1		(54.1)%
Operating Margin	18.1%		33.8%		(1,570) basis points
Net Income	$140.5		$307.8		(54.4)%
Earnings Per Share (diluted)	$5.85		$11.13		(47.4)%
Bad Debt Expense as a Percentage of Revenue	6.1%		4.1%		200 basis points
Revenue Per Student	$18,625		$18,370		1.4%
Weighted Average Diluted Shares of Common Stock Outstanding	23,999,000		27,655,000
Shares of Common Stock Repurchased	3,025,700	(C)	4,040,000	(D)
Number of New Colleges in Operation	6		11
Capital Expenditures, Net	$17.2		$26.9		(35.9)%
____________
N/M means not meaningful.
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $34.6 million or at an average price of $60.71 per share.
(C)	For approximately $207.9 million or at an average price of $68.72 per share.
(D)	For approximately $282.7 million or at an average price of $69.98 per share.

The attached Schedule A summarizes the company’s:

•	charges related to private student loan programs in the three months ended December 31, 2012;
•	contingency reserve roll-forward in the three months ended December 31, 2012; and
•	internal goals for the twelve months ending December 31, 2013.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2012 fourth quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release, including in the attached Schedule A, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Lauren Littlefield, Director of Communications                                       www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	December 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$246,342	$228,993
Short-term investments	0	148,488
Restricted cash	601	2,128
Accounts receivable, net	77,313	48,106
Deferred income taxes	44,547	9,759
Prepaid expenses and other current assets	16,162	18,814
Total current assets	384,965	456,288

Property and equipment, net	189,890	201,257
Deferred income taxes	56,112	33,267
Other assets	41,263	38,006
Total assets	$672,230	$728,818

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	63,304	78,876
Accrued compensation and benefits	21,023	21,438
Other current liabilities	86,722	18,190
Deferred revenue	135,900	226,543
Total current liabilities	306,949	345,047

Long-term debt	140,000	150,000
Other liabilities	98,327	64,972
Total liabilities	545,276	560,019

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 300,000,000 shares authorized,
37,068,904 issued	371	371
Capital surplus	206,703	189,573
Retained earnings	959,072	827,675
Accumulated other comprehensive (loss)	(7,930)	(9,479)
Treasury stock, 13,744,395 and 10,969,425 shares, at cost	(1,031,262)	(839,341)
Total shareholders' equity	126,954	168,799
Total liabilities and shareholders' equity	$672,230	$728,818

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(unaudited)		(unaudited)
	2012	2011	2012	2011

Revenue	$300,843	$368,263	$1,287,209	$1,499,949

Costs and expenses:
Cost of educational services	129,394	131,605	539,223	553,065
Student services and administrative expenses	94,566	110,087	422,345	439,808
Settlement cost *	21,750	0	21,750	0
Loss related to private student loan programs **	71,102	0	71,102	0
Total costs and expenses	316,812	241,692	1,054,420	992,873

Operating income (loss)	(15,969)	126,571	232,789	507,076
Interest income	40	561	1,348	2,902
Interest (expense)	(901)	(383)	(3,723)	(1,825)
Income (loss) before provision for income taxes	(16,830)	126,749	230,414	508,153
Provision for income taxes	(7,362)	50,701	89,949	200,401

Net income (loss)	$(9,468)	$76,048	$140,465	$307,752

Earnings (loss) per share:
Basic	$(0.41)	$2.89	$5.88	$11.22
Diluted	$(0.41)	$2.87	$5.85	$11.13

Supplemental Data:
Cost of educational services	43.0%	35.7%	41.9%	36.9%
Student services and administrative expenses	31.4%	29.9%	32.8%	29.3%
Settlement cost	7.2%	0.0%	1.7%	0.0%
Loss related to private student loan programs	23.6%	0.0%	5.5%	0.0%
Operating margin	(5.3%)	34.4%	18.1%	33.8%
Student enrollment at end of period	61,059	73,255	61,059	73,255
Campuses at end of period	147	141	147	141
Shares for earnings per share calculation:
Basic	23,360,000	26,354,000	23,880,000	27,429,000
Diluted	23,360,000	26,527,000	23,999,000	27,655,000

Effective tax rate	43.7%	40.0%	39.0%	39.4%
______________
*	See Schedule A attached hereto for additional information relating to the settlement cost.
**	See Schedule A attached hereto for additional information relating to the loss related to private student loan programs.

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(unaudited)		(unaudited)
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$(9,468)	$76,048	$140,465	$307,752
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	7,305	7,518	29,350	27,886
Provision for doubtful accounts	20,827	17,290	78,307	61,308
Deferred income taxes	(42,543)	4,017	(58,640)	(8,991)
Excess tax benefit from stock option exercises	0	(21)	(1,382)	(1,166)
Stock-based compensation expense	3,612	4,236	16,658	17,074
Settlement cost	21,750	0	21,750	0
Asset impairment	15,166	0	15,166	0
Other	6,895	1,301	6,992	(1,936)
Changes in operating assets and liabilities:
Restricted cash	119	(1,715)	1,527	(1,873)
Accounts receivable	(8,715)	(9,256)	(107,514)	(40,477)
Accounts payable	(13,054)	(9,949)	(15,572)	10,956
Other operating assets and liabilities	67,882	6,047	68,890	35,118
Deferred revenue	16,811	497	(90,643)	(17,819)
Net cash flows from operating activities	86,587	96,013	105,354	387,832

Cash flows from investing activities:
Facility expenditures and land purchases	(553)	(924)	(1,046)	(4,053)
Capital expenditures, net	(2,384)	(6,834)	(17,204)	(26,847)
Proceeds from sales and maturities of investments and repayment of notes	577	24,323	217,301	337,032
Purchase of investments and note advances	(12,342)	(21,889)	(75,887)	(352,195)
Net cash flows from investing activities	(14,702)	(5,324)	123,164	(46,063)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	0	21	1,382	1,166
Proceeds from exercise of stock options	0	313	8,345	5,599
Debt issue costs	0	0	(1,525)	0
Proceeds from revolving borrowings	0	0	175,000	0
Repayments of revolving borrowings	0	0	(185,000)	0
Repurchase of common stock and shares tendered for taxes	(1)	(34,607)	(209,371)	(283,320)
Net cash flows from financing activities	(1)	(34,273)	(211,169)	(276,555)

Net change in cash and cash equivalents	71,884	56,416	17,349	65,214

Cash and cash equivalents at beginning of period	174,458	172,577	228,993	163,779

Cash and cash equivalents at end of period	$246,342	$228,993	$246,342	$228,993

Schedule A
(Dollars in millions, except per share data)

     The following table sets forth the charges recorded by the company in the three months ended December 31, 2012, related to the 2009 RSA(a), the PEAKS Program(b) and the 2007 RSA(c).  The charges included: additional reserves recorded for the 2009 RSA and PEAKS Guarantee; an accrual for the settlement related to the 2007 RSA; and the impairment of certain assets related to the 2009 RSA and PEAKS Program.

	Charges Related to the Private Student Loan Programs in the Three Months Ended December 31, 2012
	Revenue Offset	Operating Expense	Total Charges
Reserve for 2009 RSA and PEAKS Guarantee	$10.2	$55.9	$66.1
2007 RSA Settlement Accrual		21.8	21.8
2009 RSA- and PEAKS Program-Related Asset Impairment		15.2	15.2
Totals	$10.2	$92.9	$103.1

     The following table sets forth the roll-forward of the company’s contingency reserves in the three months ended December 31, 2012, which primarily related to the 2009 RSA, the PEAKS Guarantee and the 2007 RSA.  The changes to the company’s contingency reserves included: additional reserves recorded for the 2009 RSA and PEAKS Guarantee; an accrual for the 2007 RSA settlement; guarantee and other payments made (net of recoveries) related to the 2009 RSA and PEAKS Program; and estimated recoverable amounts under the PEAKS Guarantee.

	Contingency Reserve Roll-forward in the Three Months Ended December 31, 2012
	2007 RSA	All Other	Total
Balance at September 30, 2012	$24.2	$20.1	$44.3
Additional Reserves	21.8	66.1	87.9
Payments, net	0.0	(15.1)	(15.1)
Estimated Recovery	0.0	6.7	6.7
Balance at December 31, 2012	$46.0	$77.8	$123.8

The following table sets forth the range of the company’s internal goals with respect to certain cash flow items and available borrowings in the twelve months ending December 31, 2013.

	Internal Goals for the Twelve Months Ending December 31, 2013
	Low End of Range		High End of Range

Cash and Available Borrowings at January 1, 2013		$430		$430
Cash Flows from Operations before 2007 RSA Settlement and 2009 RSA and PEAKS Program Payments (CFOBRSA) (d)	141		151
2007 RSA Settlement Payment (actual)	(46)		(46)
Payments Related to the 2009 RSA and PEAKS Program	(20)		(15)
Cash Flows from Operations		75		90
Capital Expenditures		(25)		(15)
Cash and Available Borrowings at December 31, 2013		$480		$505

     The following table sets forth the range of the company’s internal goals for the twelve months ending December 31, 2013 with respect to: the percentage increase/(decrease) in New Student Enrollment in 2013 compared to 2012; the percentage increase/(decrease) in Revenue per Student in 2013 compared to 2012; Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)(e); and Earnings per Share (diluted).

	Internal Goals for the Twelve Months Ending December 31, 2013
	Low End of Range	High End of Range
New Student Enrollment in 2013 compared to 2012	(5.0)%	5.0%
Revenue per Student in 2013 compared to 2012	(6.0)%	(4.0)%
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$165	$190
Earnings per Share (diluted)	$3.50	$4.00
_____________
(a) On February 20, 2009, the company entered into agreements with an unaffiliated entity (the “2009 Entity”) to create a program that made private education loans available to its students (the “2009 Loan Program”). Under the 2009 Loan Program, an unaffiliated lender originated private education loans to the company’s eligible students and, subsequently, sold those loans to the 2009 Entity. No new private education loans were or will be originated under the 2009 Loan Program after December 31, 2011, but immaterial amounts related to loans originated prior to that date were disbursed by the lender through June 2012.

     In connection with the 2009 Loan Program, the company entered into a risk sharing agreement (the “2009 RSA”) with the 2009 Entity. Under the 2009 RSA, the company guarantees the repayment of any private education loans that are charged off above a certain percentage of the private education loans made under the 2009 Loan Program, based on the annual dollar volume. During the three months ended December 31, 2012, the company made guarantee payments, net of recoveries, related to the 2009 RSA in the amount of approximately $0.6.

     In addition, the company has made advances to the 2009 Entity under a revolving promissory note (the “Revolving Note”).  The Revolving Note bears interest, is subject to customary terms and conditions and may be repaid at any time without penalty prior to its 2026 maturity date.  The company has no immediate plans to significantly increase the amount of advances that it makes to the 2009 Entity under the Revolving Note, but the company may decide to do so in the foreseeable future.  The face value of the Revolving Note as of December 31, 2012 was approximately $8.2.  The carrying value of the Subordinated Note (defined below in footnote (b)) and Revolving Note as of December 31, 2012 was approximately $2.9 and is included in Other assets on the company’s Consolidated Balance Sheet.  For additional information about the 2009 RSA, see the company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on October 29, 2012.

(b) On January 20, 2010, the company entered into agreements with unrelated third parties to establish the PEAKS Private Student Loan Program (“PEAKS Program”). Under the PEAKS Program, an unaffiliated lender originated private education loans to the company’s eligible students and, subsequently, sold those loans to an unaffiliated trust (“PEAKS Trust").

     The PEAKS Trust issued senior debt in the aggregate principal amount of $300 (“PEAKS Senior Debt”) to investors. The lender disbursed the proceeds of the private education loans to the company for application to the students’ account balances, and the company transferred a portion of each disbursement to the PEAKS Trust in exchange for a subordinated note issued by the PEAKS Trust (“Subordinated Note”). No new private education loans were or will be originated under the PEAKS Program after July 2011, but immaterial amounts related to loans originated prior to that date were disbursed by the lender through March 2012.

     The Subordinated Note is non-interest bearing and has been recorded net of an unamortized discount based on an imputed interest rate of 9.0% in Other assets on the company’s Consolidated Balance Sheets. The maturity date of the Subordinated Note is in March 2026. The face value of the Subordinated Note as of December 31, 2012 was approximately $73.2.

     The PEAKS Trust utilized the proceeds from the issuance of the PEAKS Senior Debt and the Subordinated Note to purchase the private education loans made by the lender to the company’s students. The assets of the PEAKS Trust (which include, among other assets, the private education loans owned by the PEAKS Trust) serve as collateral for, and are intended to be the principal source of, the repayment of the PEAKS Senior Debt and the Subordinated Note.  The PEAKS Trust is required to maintain assets having an aggregate value that exceeds the outstanding balance of the PEAKS Senior Debt.

     The company guarantees payment of the principal, interest and certain call premiums owed on the PEAKS Senior Debt, the administrative fees and expenses of the PEAKS Trust and the required ratio of assets of the PEAKS Trust to outstanding PEAKS Senior Debt (“PEAKS Guarantee”). During the three months ended December 31, 2012, the company made guarantee and other payments related to the PEAKS Program to the PEAKS Trust in the amount of approximately $14.6, primarily related to maintaining the required ratio of assets of the PEAKS Trust to outstanding PEAKS Senior Debt.

     The carrying value of the Subordinated Note and Revolving Note as of December 31, 2012 was approximately $2.9 and is included in Other assets on the company’s Consolidated Balance Sheet.  For additional information about the PEAKS Program, see the company’s Form 10-Q filed with the SEC on October 29, 2012.

(c)  In 2007, the company entered into a Risk Sharing Loan Program Agreement with Sallie Mae, Inc. (“SMI”), dated July 17, 2007, for certain private education loans that were made to the company’s students in 2007 and early 2008 (the “2007 RSA”). The company guaranteed the repayment of any private education loans that SMI charged off above a certain percentage of the total dollar volume of private education loans made under the 2007 RSA.

     On December 28, 2012, the company entered into a Settlement Agreement and Release (the “Settlement Agreement”) with SMI to settle the previously disclosed litigation matter between SMI and the company relating to the 2007 RSA. Under the terms of the Settlement Agreement, the company agreed to pay a one-time payment of $46 to SMI on or before January 29, 2013. SMI and the company each also agreed to release the other (and their respective affiliates) from any and all current and future claims arising out of, or directly or indirectly related to, the 2007 RSA, other than claims related to certain provisions of the 2007 RSA governing cooperation, confidentiality, the treatment of intellectual property and certain indemnification claims related to the FTC Holder Rule.  SMI specifically agreed to release the company from any and all of its guarantee obligations arising under the 2007 RSA, and the company agreed to release all right, title and interest in and to the loans made pursuant to the 2007 RSA, including any right to receive any payments related to any of those loans.  For additional information about the 2007 RSA and the Settlement Agreement, see the company’s Form 10-Q filed with the SEC on October 29, 2012 and the company’s Form 8-K filed with the SEC on January 4, 2013.

(d)  Projected CFOBRSA is an estimate of the company’s cash flows from operations before: (i) the company’s payment under the Settlement Agreement discussed above in footnote (c); (ii) any payments by the company related to its guarantee obligations associated with the 2009 RSA discussed above in footnote (a); and (iii) any payments by the company related to the PEAKS Program discussed above in footnote (b).  CFOBRSA is not a measurement under Generally Accepted Accounting Principles (“GAAP”) in the United States and may not be similar to CFOBRSA measures of other companies.  Non-GAAP financial information should be considered in addition to, but not as a substitute for, information prepared in accordance with GAAP. The company believes that CFOBRSA provides useful information to management and investors as an indicator of the company’s operating cash flows before certain items.

     Projected CFOBRSA is only an estimate and contains forward-looking information. The company has made a number of assumptions in preparing the projection, including assumptions as to the components of the projected CFOBRSA. These assumptions may or may not prove to be correct. In order to provide projections with respect to CFOBRSA, the company must estimate amounts for the GAAP measures that are components of the reconciliation of projected CFOBRSA.

Projected CFOBRSA can be reconciled to the company’s projected cash flows from operations for the period indicated, as follows:

	PROJECTED
	For the Twelve Months Ending December 31, 2013
	Low End of Range	High End of Range
Cash Flows from Operations	$75	$90
Plus: 2007 RSA Settlement Payment	46	46
Payments Related to the 2009 RSA and PEAKS Program	20	15
CFOBRSA	$141	$151

(e)  Projected EBITDA is an estimate of the company’s net income plus interest, taxes, depreciation and amortization for the twelve months ended December 31, 2013.  EBITDA is not a measurement under GAAP in the United States and may not be similar to EBITDA measures of other companies.  Non-GAAP financial information should be considered in addition to, but not as a substitute for, information prepared in accordance with GAAP. The company believes that EBITDA provides useful information to management and investors as an indicator of the company’s operating performance.

     Projected EBITDA is only an estimate and contains forward-looking information. The company has made a number of assumptions in preparing the projection, including assumptions as to the components of the projected EBITDA. These assumptions may or may not prove to be correct. In order to provide projections with respect to EBITDA, the company must estimate amounts for the GAAP measures that are components of the reconciliation of projected EBITDA. By providing these estimates, the company is in no way indicating that it is providing projections on those GAAP components of the reconciliation.

Projected EBITDA can be reconciled to the company’s projected net income for the period indicated, as follows:

	PROJECTED
	For the Twelve Months Ending December 31, 2013
	Low End of Range	High End of Range
Net Income	$83	$96
Plus: Interest expense	2	3
Income taxes	52	62
Depreciation and amortization	28	29
EBITDA	$165	$190